UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): November 21, 2005
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Commission	Registrant, State of Incorporation	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.
33-93644	Day International Group, Inc. (Incorporated in Delaware) 130 West Second Street Dayton, Ohio 45402 Telephone: (937) 224-4000	31-1436349
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS
On December 2, 2005, Day International Group, Inc. (the “Company”) announced that it had extended its pending tender offer for any and all of its outstanding 9 1/2% Senior Subordinated Notes due 2008 and related consent solicitation. A copy of the Company’s December 2, 2005 press release making the announcement is attached hereto as Exhibit 99.1 and is incorporated in this Item 8.01 by reference.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(c) Exhibits
99.1	Press Release issued by the Company on December 2, 2005, announcing the extension of its pending tender offer for any and all of its outstanding 9 1/2% Senior Subordinated Notes due 2008 and related consent solicitation.
This material contains forward-looking statements within the meaning of the Securities Act of 1933. These are subject to certain risks and uncertainties, including those identified below, which could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements. The words “believe,” “anticipate,” “expect,” “intend,” “will likely result,” “will continue,” and similar expressions identify forward-looking statements. Factors that could cause actual results to differ materially from the forward-looking statements include but are not limited to (i) the effect of leverage, including the limitations imposed by the Company’s various debt instruments; (ii) risks related to significant operations in foreign countries, including the translation of operating results to the U.S. dollar; (iii) the timely development and market acceptance of new products; (iv) the impact of competitive products and pricing; (v) the effect of changing general and industry specific economic conditions; (vi) the impact of environmental regulations; and (vii) the potential for technology obsolescence. While made in good faith and with a reasonable basis based on information currently available to the Company’s management, there is no assurance that any such forward-looking statements will be achieved or accomplished. The Company is under no obligation to update any forward-looking statements to the extent it becomes aware that they are not achieved or likely to be achieved for any reason.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAY INTERNATIONAL GROUP, INC.

(Registrant)
By:	/s/ Thomas J. Koenig

Name: Title:	Thomas J. Koenig Vice President and Chief Financial Officer
Date: December 2, 2005

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by the Company on December 2, 2005, announcing the extension of its pending tender offer for any and all of its outstanding 9 1/2% Senior Subordinated Notes due 2008 and related consent solicitation.

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